UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 30, 2008
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY 10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2008, National Holdings Corporation (the “Company,” “we” or “us”) completed a private placement of securities pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”), dated June 30, 2008, by and between the Company and St. Cloud Capital Partners II, L.P., a Los Angeles, California based private mezzanine investment fund formed in May 2007 that invests in debt and equity securities of lower middle market companies (“St. Cloud”).

In connection with the private placement, we sold to St. Cloud a 10% senior subordinated convertible promissory note (the “Note”) in the principal amount of $3,000,000 and a warrant (the “Warrant”) to purchase 468,750 shares of our common stock, par value $0.02 per share (the “Common Stock”). The Company and St. Cloud also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with the private placement. Marshall S. Geller, a Co-Founder and Senior Managing Partner of St. Cloud, is a member of the Company’s board of directors, and Robert W. Lautz, Jr., a Managing Director of St. Cloud, is a newly elected member of the Company’s board of directors. The Company paid a $60,000 closing fee in connection with this transaction.

Note

The principal amount of the Note issued in the private placement was $3,000,000.

The Note bears interest at 10% per annum payable quarterly in arrears, matures four years from the date of issuance, is unsecured and is initially convertible into 1,875,000 shares of Common Stock. The Note may be redeemed at the option of the Company at redemption prices as follows: (i) 125% of the principal amount of the note plus accrued and unpaid interest if redeemed between June 30, 2009 and June 30, 2010, (ii) 145% of the principal amount of the note plus accrued and unpaid interest if redeemed between June 30, 2010 and June 30, 2011, and (iii) 165% of the principal amount of the note plus accrued and unpaid interest if redeemed between June 30, 2011 and June 30, 2012. St. Cloud may convert the Note at any time. In addition, the Company may require St. Cloud to convert the Note if the market price and trading volume of the Company’s Common Stock reaches certain levels, as set forth in the Note. The Note is automatically prepayable upon the occurrence of a Change of Control (as defined in the Note) or at the option of the holder in event of the death of, or termination under certain circumstances of the employment of Mark Goldwasser, the Company’s Chief Executive Officer. As a material inducement for providing this financing, Mr. Goldwasser agreed to limit the amount of damages that the Company would be required to indemnify him for in connection with a certain ongoing FINRA arbitration to $1,000,000.

Warrant

In connection with the private placement, the Company issued to St. Cloud a Warrant to purchase 468,750 shares of Common Stock. The Warrant has an exercise price of $2.00 per share and expires five years from the date of issuance. The number of shares of Common Stock subject to the Warrant is subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock.

Registration Rights Agreement

We entered into a Registration Rights Agreement with St. Cloud in connection with the private placement. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to use its best efforts to register (i) the shares of Common Stock that are issuable upon conversion of the Note and (ii) the shares of Common Stock issuable upon exercise of the Warrant (collectively, “Registrable Shares”). The Company is required to prepare and file with the SEC a registration statement upon the earlier of 90 days following the consummation or termination of the Company’s merger with vFinance, Inc. (see Item 2.01 below) and shall use commercially reasonable efforts to have the registration statement declared effective as soon as practicable, but in any event within 180 days following the consummation of the Company’s merger with vFinance, Inc. If the registration statement is not filed or declared effective by the SEC prior to such dates (any such failure or breach being referred to as an “Event”, and the date on which such Event occurs being referred to as an “Event Date”), then, on each 30 day period following such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, as liquidated damages and not as a penalty, the interest rate of the Note shall increase by 1% per annum, but in no event shall the interest rate of the Note exceed 15% per annum.

The description of the Purchase Agreement, the Registration Rights Agreement, and the terms of the Note and Warrant issued in the private placement, contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copies of the Purchase Agreement, Registration Rights Agreement, Note and Warrant that are attached hereto as exhibits, each of which is incorporated herein by reference. A copy of the press release that we issued regarding the completion of the private placement is attached hereto as Exhibit 99.1, and is also incorporated herein by reference.

In connection with the closing of the Merger (as defined below) the Company entered into a number of additional definitive material agreements as set forth in Item, 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 7, 2007, we announced that we had entered into an Agreement and Plan of Merger, dated as of November 7, 2007 (the “Merger Agreement”), by and among the Company, vFin Acquisition Corporation, a wholly owned subsidiary of the Company, and vFinance, Inc. (“vFinance”). Effective as of 12:01 a.m. (EDT) July 1, 2008 (the “Effective Date”), the Merger was completed.

Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into vFinance (the “Merger”), with vFinance the surviving corporation and a wholly owned subsidiary of the Company. Under the terms of the Merger Agreement, on the Effective Date each of the 55,635,066 shares of vFinance common stock issued and outstanding immediately prior to the Effective Date was exchanged for 0.14 shares of Company common stock, or approximately 7,788,910 shares of Company common stock. The closing price of the Company’s common stock, as quoted on the Over-the-Counter Bulletin Board, on June 30, 2008 was $1.75 per share.

Each option and warrant to purchase shares of vFinance common stock outstanding prior to the Effective Date was converted into options or warrants, as applicable, to acquire the number of shares of the Company’s Common Stock determined by multiplying (i) the number of vFinance shares of common stock underlying each outstanding vFinance stock option or warrant immediately prior to the Effective Date of the Merger by (ii) 0.14, at an exercise price per share of the Company’s Common Stock equal to (i) the exercise price per share of each stock option or warrant otherwise purchasable pursuant to the vFinance stock option divided by (ii) 0.14.

Voting Agreement

Pursuant to the Merger Agreement, on the Effective Date Mark Goldwasser, Chairman of the board of directors of the Company, Christopher Dewey, Vice Chairman of the board of directors of the Company, and Leonard J. Sokolow, Vice Chairman of the board of directors of the Company and former Chief Executive Officer and Chairman of the board of directors of vFinance, entered into an agreement (the “Voting Agreement”) to vote their shares of the Company for the election of each other and their designated nominees until the earlier to occur of: (i) the Company’s merger, consolidation or reorganization whereby the holders of the Company’s voting stock immediately prior to such transaction own less than 50% of the voting power of the Company immediately after such transaction, (ii) by mutual consent of the parties thereto, (iii) the date that Messrs. Goldwasser, Sokolow and Dewey own in the aggregate less than one percent of the outstanding voting securities of the Company, (iv) upon the fifth anniversary of the Voting Agreement or (v) upon listing of the Company’s Common Stock on AMEX, the NASDAQ Capital Market or the NASDAQ Global Market.

The description of the Voting Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of such agreements. The Voting Agreement, which is included as Exhibit 10.41 hereto, is incorporated herein by reference.

Sokolow Employment Termination Agreement

On the Effective Date, the principal office of vFinance was relocated to New York, New York. Accordingly, pursuant to the terms of Mr. Sokolow’s employment agreement with vFinance dated November 16, 2004, as amended, Mr. Sokolow received a lump sum cash payment of $1,150,000 as of the Effective Date. On the Effective Date, Mr. Sokolow and vFinance entered into an employment termination agreement (“Termination Agreement”). The following description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, which is included as Exhibit 10.42 hereto and is incorporated herein by reference.

Pursuant to the Termination Agreement, Mr. Sokolow’s employment agreement with vFinance terminated, Mr. Sokolow waived the acceleration of vesting of his unvested stock option to purchase shares of vFinance common stock (as provided in his present employment agreement with vFinance) and he received a lump sum cash payment of $1,150,000 as required under the terms of his employment agreement with vFinance. However, if: (i) Mr. Sokolow’s employment is terminated by the Company with cause or (ii) Mr. Sokolow voluntarily resigns his employment with the Company, all stock options Mr. Sokolow received in exchange for his vFinance stock options pursuant to the terms of the Merger Agreement will become 100% vested and will remain exercisable by Mr. Sokolow or his beneficiaries for a period of nine months from the date of such event; provided, however, such period of nine months will not exceed the earlier of the latest date upon which such options could have expired by the original terms under the circumstances or the tenth anniversary of the original date of the grant of the options.

Pursuant to the terms of the Termination Agreement, if any payments made to Mr. Sokolow, including the acceleration of the vesting of his Company stock options, will be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, vFinance has agreed to pay Mr. Sokolow an additional amount such that the net amount retained by him, after deduction of any tax on such payment, will equal the payments received by Mr. Sokolow under the Termination Agreement.

Employment Agreements Entered into on the Effective Date

Employment Agreements with Messrs. Goldwasser and Sokolow

In connection with the Merger Agreement, on the Effective Date Messrs. Goldwasser and Sokolow each entered into substantially identical five-year employment agreements with the Company, pursuant to which Mr. Goldwasser will be employed by the Company as Chairman and Chief Executive Officer and Mr. Sokolow will be employed by the Company as Vice Chairman and President, on the Effective Date of the Merger. Under the terms of the employment agreements, Messrs. Goldwasser and Sokolow will each receive an annual base salary of $450,000, which will increase 5% per year, and a non-accountable automobile expense allowance of $1,000 per month. In addition, each of them will be entitled to receive on a fiscal year basis a cash bonus determined in the discretion of the Compensation Committee of the board of directors of the Company of not less than: (i) $225,000, (ii) 5% of the Company’s fiscal year consolidated net income in excess of $4.5 million, up to 100% of the difference between their then current base salaries and $225,000 and (iii) such additional bonuses as the board of directors of the Company may determine based upon the Board’s assessment of their performance in the following areas: revenue growth of the Company, new business development, investor relations, communications with the board of directors, communication and collaboration with the other members of the executive committee of the board of directors and special projects as assigned by the board of directors.

Each employment agreement terminates upon the earliest to occur of: (i) the death of the employee; (ii) a termination by the Company by reason of the disability of the employee; (iii) a termination by the Company with or without cause; (iv) a termination by the employee with or without good reason, (v) upon a Change of Control or (vi) the non-renewal of the agreement. Upon the termination due to the death or disability of the employee, by the Company without cause, by the employee with good reason, upon a Change of Control or upon the expiration of the employment agreement if the Company or the employee refuses to extend the term of the employment agreement, the employee will be entitled to: (i) any accrued but unpaid salary or bonus or unreimbursed expenses; (ii) any bonus payable for the portion of the fiscal year during which the termination occurs; (iii) 100% of the employee’s base salary (150% in the event of termination by the Company without cause or by the employee with good reason); (iv) the continuation of health benefits until the earlier of (a) 18 months after termination and (b) the date the employee accepts other employment; and (v) all unvested options granted pursuant to the employment agreements will become immediately vested and be exercisable for a period of nine months.

Pursuant to each employment agreement, on the Effective Date each of Messrs. Goldwasser and Sokolow were granted non-qualified stock options to purchase 1,000,000 shares of the Company’s common stock at a purchase price of $1.64 (equal to the average of the 10-day closing market price of the Company’s Common Stock prior to the Effective Date of the Merger). The options vest and become exercisable as to 25% of the shares underlying the options on the Effective Date and every 12 months thereafter. The options expire 7 years from the Effective Date.

Employment Agreement with Alan Levin

In accordance with the terms of the Merger Agreement, on the Effective Date Alan B. Levin, the Chief Financial Officer of vFinance, entered into a one-year employment agreement with the Company, pursuant to which he will be employed on the Effective Date as the Chief Financial Officer. Under the terms of the agreement, Mr. Levin will receive an annual base salary of $180,000. In addition, he will be entitled to receive an annual cash bonus determined in the discretion of the Compensation Committee of the board of directors of the Company based upon its assessment of Mr. Levin’s performance in the following areas: revenue, net income and revenue growth of the Company, new business development, investor relations, communications with the board of directors, communication and collaboration with the other members of the Executive Committee of the board of directors, and other factors including, without limitation, special projects as assigned by the President, executive committee or the board of directors of the Company.

The description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are included as Exhibits 10.36, 10.37 and 10.38 hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance  Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to St. Cloud as required by Regulation D, and St. Cloud has provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2008, in connection with the consummation of the Merger, Gary A. Rosenberg, Norman J. Kurlan and Robert J. Rosan each resigned as a member of the board of directors of the Company. In addition, Mark Goldwasser resigned as President of the Company and Robert H. Daskal resigned as Chief Financial Officer and Secretary of the Company. Mr. Goldwasser remains the Chairman of the Board and Chief Executive Officer of the Company.

Effective July 1, 2008, the Company appointed Leonard J. Sokolow, Charles Modica, Jorge Ortega and Robert W. Lautz, Jr. as members of the board of directors of the Company (Classes III, II, II and III, respectively). As part of the conditions of the Merger, vFinance, Inc. was entitled to nominate three members of the Company’s board of directors. Such nominees are Messrs. Sokolow, Modica and Ortega. As part of the conditions of the St. Cloud financing described in Item 1.01 above, St. Cloud was entitled to have an additional nominee elected to the Company’s board of directors. Such nominee is Mr. Lautz.

Mr. Lautz is has served as a Managing Director of St. Cloud Capital, a Los Angeles based private equity fund formed, since December 2001. Mr. Lautz was formerly the Chairman of REO.com, the nations leading Internet-based sales mechanism for bank foreclosed properties. Prior to that he served as the CEO of ListingLink, the original Internet-based residential property multiple listing service. Mr. Lautz formed and was Chairman and CEO of Indenet, Inc., a Nasdaq listed private satellite-based network that delivered digital advertisements and programming to the 3000+ national broadcast and cable television networks. From 1994 to 1997, he built Indenet from a public shell with $4 million in cash to a company with over $50 million in revenue, $120 million in market value and 650 employees in 19 facilities around the world. Mr. Lautz also owned and operated Peerless Capital, a venture capital business which invested in various management led leveraged buyouts and private equity transactions. Mr. Lautz began his career within Citibank's Operating Group where he rose to become the Senior Financial Officer, responsible for all financial functions and strategic planning for his division. He currently serves on the board of directors of Compact Power, Inc., Security Contractor Services, Inc., MEDirect Latino, Inc. (MLTO.PK), and SecureOne Data Solutions, LLC, and as a board observer for XLNT Veterinary Care, Inc. Mr. Lautz earned a Master's degree from the American Graduate School of International Management (Thunderbird), and a BS in Business Administration from Miami University in Oxford, Ohio.

Also as of the Effective Date, Mr. Sokolow was elected to service as Vice Chairman and President of the Company, Alan B. Levin was elected as Chief Financial Officer and Secretary and Jonathan Rich was elected as an Executive Vice President of the Company.

The information required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K with respect to Messrs. Sokolow, Modica, Ortega, Levin, and Rich is incorporated by reference from our Registration Statement on Form S-4 with the Securities and Exchange Commission on April 18, 2008 and declared effective on May 9, 2008.

For a description of any material plan, contract or arrangement to which any of our new directors or officers are a party to, see Items 1.01 and 2.01 above.

Item 7.01. Regulation FD Disclosure

On July 1, 2008, the Company and vFinance issued a joint press release announcing the closing of the Merger. A copy of the press release is filed as an exhibit herewith.

Item 9.01 Financial Statements and Exhibits

Exhibit

4.8	Warrant, dated as of June 30, 2008.

4.9	10% Senior Subordinated Convertible Promissory Note, dated June 30, 2008.

10.34	Securities Purchase Agreement, dated as of June 30, 2008 by and between National Holdings Corporation and St. Cloud Capital Partners II, L.P.

10.35	Registration Rights Agreement, dated as of June 30, 2008 by and between National Holdings Corporation and St. Cloud Capital Partners II, L.P.

10.36	Employment Agreement, dated as of July 1, 2008, by and between the Company and Mark Goldwasser.*

10.37	Employment Agreement, dated as of July 1, 2008, by and between the Company and Leonard J. Sokolow.*

10.38	Employment Agreement, dated as of July 1, 2008, by and between the Company and Alan B. Levin.*

10.39	Option Agreement, dated as of July 1, 2008, by and between the Company and Mark Goldwasser.*

10.40	Option Agreement, dated as of July 1, 2008, by and between the Company and Leonard J. Sokolow.*

10.41	Voting Agreement, dated as of July 1, 2008, by and among the Company, Mark Goldwasser, Leonard J. Sokolow and Christopher C. Dewey.

10.42	Termination Agreement, dated as of July 1, 2008, by and between vFinance, Inc. and Leonard J. Sokolow.

21	Subsidiaries.

99.1	Press Release dated July 1, 2008.

* Compensatory Agreements

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

By:	/s/ Mark Goldwasser
Mark Goldwasser
Chief Executive Officer

Dated: July 2, 2008